SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 7, 2004

QUEST OIL CORPORATION
(Exact name of registrant as specified in its charter)

GAMESTATE ENTERTAINMENT, INC.
(Former name of Registrant)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2000 East Lamar Boulevard
Suite 600
Arlington, Texas 76006
(Address of principal executive offices)
817-462-4091
(Registrant’s Telephone Number)

Registrant’s telephone number, including area code: (817) 462-4091

900-555 Burrard Street
Vancouver, B.C., Canada V7X 1M8
(604) 692-2810
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Quest Oil Corporation
From 8-K
Current Report

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 22, 2004, the Company elected Robert Martin to its Board of Directors. Mr. Martin is President and a Director of LongBow Energy Corp. Additionally, Mr. Martin has over 25 years of experience in oil and gas exploitation and development, primarily a geo-technical role. Mr. Martin has significant experience which ranges from Vice President of Exploration in smaller Canadian, United States and Australian companies to ownership of a successful private oil and gas producing company.

Mr. Martin graduated in 1977 from McGill University with honors in Geological Science. Mr. Martin spent the earlier part of his career with a major oil and gas company in Calgary. In fact, Mr. Martin was also the Managing Director of an oil and gas exploration firm in Australia. In the late 1980's, Mr. Martin was technical director of a group that eventually led to the development of a large gas project in the Rainbow Area of Northern Alberta.

There is no information required to be reported under Item 404(a) of Regulation S-K as it does not apply.

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed an amendment to its Articles of Incorporation effecting the following changes: (i) the Company’s name changed from Gamestate Entertainment, Inc. to Quest Oil Corporation; and, (ii) the Company increased its authorized shares to 100,000,000, of which 95,000,000 are designated as common stock, par value $.001, and 5,000,000 are designated as preferred stock, par value $.001. The board of directors of the Company has been vested with the authority to designate the rights and privileges associated with any issuance of preferred stock. As of the date of this report, no shares of preferred stock have been authorized or issued. Each of the foregoing actions was duly approved by a majority of the Company’s shareholders via written consent in lieu of a meeting.

Concurrently, the Company changed its trading symbol from GMSE to QOIL.

Item 8.01.     Other Events.

On October 21, 2004, at a meeting of the Board of Directors, the Company passed a resolution announcing that it had decided to terminate its relationship with its transfer agent, Jersey Transfer & Trust. At that same meeting, the Company appointed Colonial Stock Transfer as their new transfer agent, effective immediately.

Colonial Stock Transfer’s address and contact information is as follows:

Colonial Stock Transfer
66 Exchange Place
Salt Lake City
UT, USA 84111
Contact: Kathy Carter
Tel: 801-355-5740

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements: Not applicable
(b) Pro forma financial information: Not applicable

Exhibits

3.1 Certificate of Amendment to the Articles of Incorporation
99.1 Press Release dated September 15, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Quest Oil Corporation

By:	/s/ Roderick Bartlett

Name: Roderick Bartlett
Title: CEO and President

Dated: October 29, 2004